   As filed with the Securities and Exchange Commission on July 21, 2000
                                                      Registration No. 333-35278
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------

                          AMENDMENT NO. 4 TO THE
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                --------------
                                IASIAWORKS, INC.
             (Exact name of registrant as specified in its charter)

           California                           4813                         94-3228782
 (State or other jurisdiction of    (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification Number)

                     2000 Alameda de las Pulgas, Suite 125
                          San Mateo, California 94403
                                 (650) 524-1790
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

                                --------------
                              JoAnn Patrick-Ezzell
                            Chief Executive Officer
                                iAsiaWorks, Inc.
                     2000 Alameda de las Pulgas, Suite 125
                          San Mateo, California 94403
                                 (650) 524-1790
 (Name address, including zip code, and telephone number, including area code, of agent for service)

                                --------------
                                   Copies to:

           Warren T. Lazarow, Esq.                          Earl D. Weiner, Esq.
           Richard C. Leska, Esq.                           Sullivan & Cromwell
           Brian E. Covotta, Esq.                             125 Broad Street
         Andrei F. B. Behdjet, Esq.                      New York, N.Y. 10004-2498
             Joanna H. Koo, Esq.                               (212) 558-4000
       Brobeck, Phleger & Harrison LLP
            Two Embarcadero Place
               2200 Geng Road
         Palo Alto, California 94303
               (650) 424-0160

                                --------------
        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                                --------------
  If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
------------------------------------------------------------------------------
 Title of Each Class of Securities to     Amount to be          Amount of
            be Registered                 Registered(1)    Registration Fee(2)
------------------------------------------------------------------------------
Common Stock $0.001 par value .......     $230,000,000           $60,720
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o). Reference is made to the prospectus cover page with respect to the currently expected size of the offering.
(2) Previously paid.

                                --------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               ----------------
                               ----------------

Explanatory Note

    The purpose of this Amendment No. 4 to the Registration Statement is solely to file an exhibit to the Registration Statement, as set forth below in Item 16(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses, other than the underwriting discounts payable by iAsiaWorks in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fees.

   SEC Registration Fee............................................. $   60,720
   NASD Filing Fee..................................................     15,500
   Nasdaq National Market Listing Fee*..............................     17,500
   Printing and Engraving Expenses*.................................    300,000
   Legal Fees and Expenses*.........................................    975,000
   Accounting Fees and Expenses*....................................    900,000
   Blue Sky Fees and Expenses*......................................     20,000
   Transfer Agent Fees*.............................................     25,000
   Miscellaneous*...................................................      7,400
                                                                     ----------
     Total.......................................................... $2,321,120
                                                                     ==========

--------
* Estimated

Item 14. Indemnification of Directors and Officers

  Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit this indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VIII of iAsiaWorks' bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. iAsiaWorks' certificate of incorporation provides that, subject to Delaware law, its directors will not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to iAsiaWorks and its stockholders. This provision in the certificate of incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to iAsiaWorks or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. iAsiaWorks has entered into indemnification agreements with its officers and directors, a form of which will be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to the registrant's registration statement on Form S-1 (No. 333-35278). The indemnification agreements provide iAsiaWorks' officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. Reference is also made to
Section II of the Rights Agreement contained in Exhibit 4.2 hereto, indemnifying certain of iAsiaWorks' stockholders, including controlling stockholders, against certain liabilities.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

  During the past three years, the registrant has issued unregistered securities to a limited number of persons as described below:

  (a) In November 1997, the registrant issued to Venture Lending & Leasing I and II warrants to purchase an aggregate of 150,000 shares of our Series B preferred stock at an exercise price of $4.50 per share.

  (b) In August 1998, the registrant issued and sold 3,268,995 shares of its Series C preferred stock, and warrants to purchase 2,845,242 shares of its common stock at an exercise price of $0.03 per share, to entities affiliated with Enterprise Partners, entities affiliated with Generation Capital Partners, entities affiliated with Institutional Venture Partners, entities affiliated with New Enterprise Associates, Greenacre Ventures L.L.P., entities affiliated with Zesiger Capital Group, L.L.C., and various other investors at a price of $3.00 per share.

  (c) In October 1996 and April 1997, the registrant issued and sold 2,260,840 shares of its Series B preferred stock, and warrants to purchase 399,943 shares of its Series B preferred stock at a an exercise price of $4.50 per share, to entities affiliated with Zesiger Capital Group L.L.C., entities affiliated with Generation Capital Partners, L.P., Salomon Brothers Inc. and other various investors at a price of $4.50 per share.

  (d) In August 1999, the registrant issued to various investors warrants to purchase an aggregate of 100,711 shares of its common stock at an exercise price of $0.03 per share. Warrants for 41,936 shares were exercised by Institutional Venture Partners in September 1999 and 38,581 shares were exercised in October 1999 by Enterprise Partners IV, L.P. and 3,355 shares were exercised in October 1999 by Enterprise Partners IV Associates, L.P.

  (e) In September 1999, warrants to purchase 1,284,152 shares of common stock were exercised by Institutional Venture Partners III, L.P., Institutional Venture Management Investment Fund VIII, L.L.C., Institutional Venture Management Investment Fund VIII-A, L.L.C., and Institutional Venture Partners Founders Fund I, L.P. for an aggregate consideration of $38,525.

  (f) In October 1999, warrants to purchase 928,950 shares of common stock were exercised by Enterprise Partners IV, L.P. and Enterprise Partners IV Associates, L.P. for an aggregate consideration of $27,869.

  (g) In December 1999, the registrant issued and sold 13,596,658 shares of its Series D preferred stock at an aggregate purchase price of $82,988,680 to entities affiliated with NewBridge Capital Limited, entities affiliated with Sprout Group L.P., Internet Elite Limited and various other investors at a price of $6.103383 per share.

  (h) In December 1999, the registrant issued to various investors, including Enterprise Partners IV, L.P., Westcoast Co., and Mellon Bank NA custodian PERSI-Zesiger Capital, convertible promissory notes in the aggregate principal amount of $2,014,322 were converted to 330,028 shares of Series D preferred stock.

  (i) In December 1999, the registrant issued to various investors, including entities affiliated with Zesiger Capital, Generation Partners and Salomon Smith Barney Inc., warrants to purchase 198,301 shares of its Series B preferred stock at a price of $4.50 per share, all but 6,832 of such warrants were immediately exercised.

  (j) In January 2000, the registrant issued 163,845 shares of Series D preferred stock to Web Professionals, Inc. in connection with the registrant's acquisition of the assets of same.

  (k) In April 2000, the registrant issued 100,000 shares of Series D preferred stock to Cyberhost Pty Limited in connection with the registrant's acquisition of the assets of same.

  (l) In April 2000, the registrant issued 3,333 shares of common stock to Ms. JoAnn Patrick- Ezzell.

  (m) Since its inception, and as of June 30, 2000, the registrant has in the aggregate granted 8,544,208 stock options to its employees, directors and consultants under its 1995 Stock Option Plan. Of these granted options, 1,394,298 have since been cancelled and returned to the plan by the registrant, 1,365,309 have been exercised, and 5,784,601 shares remain outstanding with exercise prices ranging from $0.15 to $15.00 per share.

  None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients in these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in these transactions. All recipients had adequate access, through their relationships with the registrant, to information about the registrant.

Item 16. Exhibits and Financial Statement Schedules

  The exhibits listed in the Exhibit Index are filed as part of this Registration Statement.

  (a) Exhibits

  Exhibit
  Number                               Exhibit Title
  -------                              -------------
  1.1+     Form of Underwriting Agreement.
  2.1+     Purchase Agreement for AT&T EasyLink Services Asia/Pacific Limited.
  3.1+     Corrected Amended and Restated Certificate of Incorporation.
  3.2+     Form of Second Amended and Restated Certificate of Incorporation, to
           be effective after the closing of this offering.
  3.3+     Bylaws of the Registrant.
  3.4+     Amended and Restated Bylaws, to be effective upon consummation of this offering.
  4.1+     Form of Registrant's Specimen Common Stock Certificate.
  4.2+     Amended and Restated Rights Agreement dated December 8, 1999.
  5.1*     Opinion of Brobeck, Phleger & Harrison LLP, counsel for the registrant, with respect to the common stock being registered.
 10.1+     Registrant's 1995 Stock Option Plan.
 10.2+     Registrant's 2000 Amended and Restated Stock Incentive Plan.
 10.3+     Registrant's 2000 Amended and Restated Employee Stock Purchase Plan.
 10.4+     Form of registrant's Directors and Officers' Indemnification
           Agreement.
 10.5**/+  Value Added Network Services Agreement, dated March 13, 2000 by and between the registrant and Taiwan Telecommunications Network.
 10.6**/+  Memorandum of Understanding dated March 28, 2000 by and between the registrant and Integra.
 10.7+     Lease, dated March 15, 2000, by and between the registrant and
           Monance Limited.
 10.8+     Sublease, dated August 31, 1999 by and between the registrant and
           California Casualty Management Company.
 10.9**/+  Lease, dated October 12, 1999 by and between the registrant and
           Cable & Wireless HK Limited.
 10.10**/+ Lease, dated May 3, 1999 by and between the registrant and Hong Kong
           Telecom International Limited.

  Exhibit
  Number                               Exhibit Title
  -------                              -------------
 10.11+    Lease, dated October 28, 1998 by and among the registrant and Pai-
           yuan Chiang, Jen-hang Chiang and Chou-p'ing Chiang.
 10.12+    Employment Agreement, dated July 10, 2000, by and between the registrant and JoAnn Patrick-Ezzell.
 10.13+    Employment Agreement, dated May 5, 2000, by and between the registrant and David Holub.
 10.15+    Employment Agreement, dated June 7, 2000, by and between the registrant and Jonathan Beizer.
 10.16+    Employment Agreement, dated May 14, 2000, by and between the registrant and Suzanne Chu.
 10.17+    Employment Agreement, dated April 27, 2000, by and between the registrant and Daryl Horn.
 10.18**   Lease, Indemnity and Agreement, dated June 10, 2000, by and among the registrant's subsidiary iAsiaWorks (HK) Limited, iAdvantage
           Limited and Weelek Company Limited.
 10.19**/+ Real Property Building Sale and Purchase Agreement, dated May 17,
           2000, by and between the registrant and Teng Fu Construction Co.,
           Ltd.
 10.20**/+ Real Property Land Sale and Purchase Agreement, dated May 17, 2000, by and between the Registrant and Bruce Hsieh.
 10.21**/+ International Services Agreement, dated April 7, 2000, by and between the registrant and Digital Island.
 10.22+    Sublease, dated May 1, 2000, by and between registrant and
           Psygnosis, Ltd.
 21.1+     Subsidiaries of the Registrant.
 23.1+     Consent of PricewaterhouseCoopers LLP, Independent Accountants.
 23.2+     Consent of PricewaterhouseCoopers, Independent Accountants for AT&T
           Easy Link Services Asia/Pacific Limited.
 23.3*     Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1).
 24.1+     Power of Attorney - See Part II, pages 5 and 6.
 27.1+     Financial Data Schedule for iAsiaWorks, Inc. (In EDGAR format only).

--------
*  To be filed by amendment
** Confidential treatment requested.
+  Previously filed.

  (b) Financial Statement Schedule

   Report of Independent Accountants........................................ S-1
   Schedule II--Valuation & Qualifying Accounts............................. S-2

Item 17. Undertakings

  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of iAsiaWorks pursuant to the Delaware General Corporation Law, the certificate of incorporation or the bylaws of iAsiaWorks, indemnification agreements entered into between iAsiaWorks and its officers and directors, the underwriting agreement, or otherwise, iAsiaWorks has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by iAsiaWorks of expenses incurred or paid by a director, officer, or controlling person of iAsiaWorks in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, iAsiaWorks will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by iAsiaWorks pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 21st day of July 2000.

                                          IASIAWORKS, INC.

                                          By:    /s/ JoAnn Patrick-Ezzell
                                            -----------------------------------
                                                  JoAnn Patrick-Ezzell
                                                 Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated:

             Signature                           Title                 Date
             ---------                           -----                 ----

   /s/ JoAnn Patrick-Ezzell          Chief Executive Officer and   July 21, 2000
____________________________________  Chairman of the Board of
        JoAnn Patrick-Ezzell          Directors (Principal
                                      Executive Officer)

      /s/ Jonathan Beizer            Chief Financial Officer and   July 21, 2000
____________________________________  President--U.S. (Principal
          Jonathan Beizer             Accounting Officer)

                 *                   Director                      July 21, 2000
____________________________________
             Robert Lee
                 *                   Director                      July 21, 2000
____________________________________
            Peter Morris

                 *                   Director                      July 21, 2000
____________________________________
          William Stensrud

                 *                   Director                      July 21, 2000
____________________________________
            William Tai

                 *                   Director                      July 21, 2000
____________________________________
         Farrokh Billimoria

                 *                   Director                      July 21, 2000
____________________________________
           Daniel Carroll

    /s/ JoAnn Patrick-Ezzell
*By: ____________________________
      JoAnn Patrick-Ezzell
       (attorney-in-fact)

                                 EXHIBIT INDEX

  Exhibit
  Number                               Exhibit Title
  -------                              -------------
  1.1+     Form of Underwriting Agreement.
  2.1+     Purchase Agreement for AT&T EasyLink Services Asia/Pacific Limited.
  3.1+     Corrected, Amended and Restated Certificate of Incorporation.
  3.2+     Form of Second Amended and Restated Certificate of Incorporation, to
           be effective after the closing of this offering.
  3.3+     Bylaws of the Registrant.
  3.4+     Amended and Restated Bylaws, to be effective upon consummation of this offering.
  4.1+     Form of Registrant's Specimen Common Stock Certificate.
  4.2+     Amended and Restated Rights Agreement dated December 8, 1999.
  5.1*     Opinion of Brobeck, Phleger & Harrison LLP, counsel for the registrant, with respect to the common stock being registered.
 10.1+     Registrant's 1995 Stock Option Plan.
 10.2+     Registrant's 2000 Amended and Restated Stock Incentive Plan.
 10.3+     Registrant's 2000 Amended and Restated Employee Stock Purchase Plan.
 10.4+     Form of registrant's Directors and Officers' Indemnification
           Agreement.
 10.5**/+  Value Added Network Services Agreement, dated March 13, 2000 by and between the registrant and Taiwan Telecommunications Network.
 10.6**/+  Memorandum of Understanding dated March 28, 2000 by and between registrant and Integra.
 10.7+     Lease, dated March 15, 2000, by and between the registrant and
           Monance Limited.
 10.8+     Sublease, dated August 31, 1999 by and between the registrant and
           California Casualty Management Company.
 10.9**/+  Lease, dated October 12, 1999 by and between the registrant and
           Cable & Wireless HK Limited.
 10.10**/+ Lease, dated May 3, 1999 by and between the registrant and Hong Kong
           Telecom International Limited.
 10.11+    Lease, dated October 28, 1998 by and among the registrant and Pai-
           yuan Chiang, Jen-hang Chiang and Chou-p'ing Chiang.
 10.12+    Employment Agreement, dated July 10, 2000, by and between the registrant and JoAnn Patrick-Ezzell.
 10.13+    Employment Agreement, dated May 5, 2000, by and between the registrant and David Holub.
 10.15+    Employment Agreement, dated June 7, 2000, by and between the registrant and Jonathan Beizer.
 10.16+    Employment Agreement, dated May 14, 2000, by and between the registrant and Suzanne Chu.
 10.17+    Employment Agreement, dated April 27, 2000, by and between the registrant and Daryl Horn.
 10.18**   Lease, Indemnity and Agreement, dated June 10, 2000, by and among the registrant's subsidiary iAsiaWorks (HK) Limited, iAdvantage
           Limited and Weelek Company Limited.
 10.19**/+ Real Property Building Sale and Purchase Agreement, dated May 17,
           2000, by and between the registrant and Teng Fu Construction Co.,
           Ltd.
 10.20**/+ Real Property Land Sale and Purchase Agreement, dated May 17, 2000, by and between the Registrant and Bruce Hsieh.
 10.21**/+ International Services Agreement, dated April 7, 2000, by and between the registrant and Digital Island.
 10.22+    Sublease, dated May 1, 2000, by and between registrant and
           Psygnosis, Ltd.
 21.1+     Subsidiaries of the Registrant.

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
  23.1+  Consent of PricewaterhouseCoopers, LLP, Independent Accountants.
  23.2+  Consent of PricewaterhouseCoopers, LLP, Independent Accountants for
         AT&T Easy Link Services Asia/Pacific Limited.
  23.3*  Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1).
  24.1+  Power of Attorney - See Part II, pages 5 and 6.
  27.1+  Financial Data Schedule for iAsiaWorks, Inc. (In EDGAR format only).

--------
*  To be filed by amendment
** Confidential treatment requested.
+  Previously filed.